Exhibit 99.1

Contact:        Robert Jaffe

Robert Jaffe Co., LLC

(424) 288-4098

LANNETT REPORTS FISCAL 2017 SECOND-QUARTER FINANCIAL RESULTS

—Net Sales Increased 35% to Approximately $171 Million;

Company Continues to Expect Strong Fiscal Year—

Philadelphia, PA — February 1, 2017 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2017 second quarter ended December 31, 2016.  The company completed the acquisition of Kremers Urban Pharmaceuticals Inc. (KU) on November 25, 2015; accordingly, fiscal 2016 second-quarter financial results include a partial quarter of the operations of KU.

“Higher sales across a number of products and the addition of KU’s operations were key drivers to the 35% increase in our fiscal 2017 second quarter net sales,” said Arthur Bedrosian, chief executive officer of Lannett.  “Our outlook for the current fiscal year remains strong.  During the quarter, we received several product approvals and continued to make excellent progress integrating KU’s operations and consolidating our manufacturing, sales, R&D and distribution functions.  And more recently, we voluntarily paid down $75 million of debt, lowering our annualized cash interest expense by approximately $4 million, and our board of directors approved a plan to invest in our pain management facilities, which will significantly increase our active pharmaceutical ingredients (APIs) production and bolster our efforts to vertically integrate.”

For the fiscal 2017 second quarter, net sales increased 35% to $170.9 million from $127.1 million for the second quarter of fiscal 2016.  Gross profit was $88.1 million compared with $71.6 million.  Gross profit as a percentage of net sales was 52% compared with 56% in last year’s second quarter, primarily due to the inclusion of a full quarter of KU’s lower-margin business in the current year period, as well as amortization of acquired intangible assets and other purchase accounting related expenses.  Research and development (R&D) expenses increased to $9.9 million from $9.1 million for the fiscal 2016 second quarter.  Selling, general and administrative (SG&A) expenses were $18.1 million compared with $14.7 million.  Acquisition and integration-related expenses were $1.0 million compared with $17.6 million in the prior-year second quarter.  In the second quarter of fiscal 2017, the company recorded restructuring expenses of $1.7 million related to a cost reduction plan implemented in February 2016 and an impairment charge of $23.0 million related to an in-process R&D project.  Operating income was $34.3 million compared with $30.3 million.  Interest expense was $23.3 million compared with $11.8 million for the second quarter of fiscal 2016.  Net income attributable to Lannett was $8.2 million, or $0.22 per diluted share, compared with $13.5 million, or $0.36 per diluted share, for the fiscal 2016 second quarter.

For the fiscal 2017 second quarter reported on a Non-GAAP basis, adjusted net sales increased to $170.9 million from $127.1 million for the second quarter of fiscal 2016.  Adjusted gross profit was $96.2 million, or 56% of adjusted net sales, compared with $81.0 million, or 64% of adjusted net sales, for the fiscal 2016 second quarter.

Adjusted R&D expenses increased to $9.9 million from $9.1 million.  Adjusted SG&A expenses were $17.0 million compared with $11.6 million.  Adjusted operating income increased to $69.3 million from $60.4 million for the prior-year second quarter.  Adjusted net income attributable to Lannett was $34.5 million, or $0.92 per diluted share, compared with $35.4 million, or $0.95 per diluted share, for the fiscal 2016 second quarter.

Guidance for Fiscal 2017

The company has revised its GAAP guidance to reflect, among other things, the non-cash impairment charge of approximately $23 million.  On an adjusted basis, the company expects profitability to remain unchanged.  Based on its current outlook, the company revised financial guidance for the 2017 fiscal year as follows:

	GAAP	Adjusted
Net sales	$675 million to $685 million; unchanged	$675 million to $685 million; unchanged
Gross margin %	51.0% to 52.0%; down from 51.5% to 52.5%	57.0% to 58.0%; down from 57.5% to 58.5%
R&D expense	$46 million to $48 million; down from $49 million to $51 million	$46 million to $48 million; down from $49 million to $51 million
SG&A expense	$74 million to $76 million, up from $72 million to $74 million;	$72 million to $74 million; up from $70 million to $72 million
Acquisition, integration-related and restructuring expense	$10 million to $11 million; unchanged	$0; unchanged
Impairment charge	$88 million; up from $65 million	$0; unchanged
Interest expense	$88 million to $89 million; down from $90 million to $91 million	$69 million to $70 million; down from $71 million to $72 million
Effective tax rate	Approximately 32%; down from 34%	Approximately 34%; unchanged
Capital expenditures	$55 million to $65 million; unchanged	$55 million to $65 million; unchanged

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2017 second quarter ended December 31, 2016.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 44223455.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.  Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Adjusted net income and Adjusted earnings per diluted share exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) impairment charge, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies, significantly reducing costs, expanding the pipeline, receiving approval and successfully commercializing the company’s proprietary product, commercializing product approvals and achieving the financial metrics stated in the company’s guidance for fiscal 2017, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	December 31, 2016	June 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$247,253	$224,769
Investment securities	11,870	14,094
Accounts receivable, net	222,986	211,722
Inventories	130,238	114,904
Deferred tax assets	45,375	40,892
Other current assets	7,886	6,434
Total current assets	665,608	612,815
Property, plant and equipment, net	227,053	216,638
Intangible assets, net	470,065	575,503
Goodwill	339,566	333,611
Deferred tax assets	31,782	11,556
Other assets	18,848	13,895
TOTAL ASSETS	$1,752,922	$1,764,018

LIABILITIES
Current liabilities:
Accounts payable	$43,772	$34,720
Accrued expenses	11,662	9,247
Accrued payroll and payroll-related expenses	8,910	10,572
Rebates payable	36,785	21,894
Royalties payable	3,550	5,127
Restructuring liability	5,347	4,130
Settlement liability	8,000	7,000
Income taxes payable	1,483	743
Acquisition-related contingent consideration	35,000	35,000
Short-term borrowings and current portion of long-term debt	178,239	178,236
Total current liabilities	332,748	306,669
Long-term debt, net	867,221	883,612
Settlement liability	9,167	12,526
Other liabilities	7,136	6,754
TOTAL LIABILITIES	1,216,272	1,209,561
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,443,721 and 37,150,165 shares issued; 36,838,519 and 36,604,202 shares outstanding at December 31, 2016 and June 30, 2016, respectively)	37	37
Additional paid-in capital	288,906	283,301
Retained earnings	257,119	278,355
Accumulated other comprehensive loss	(257)	(295)
Treasury stock (605,202 and 545,963 shares at December 31, 2016 and June 30, 2016, respectively)	(9,155)	(7,349)
Total Lannett Company, Inc. stockholders’ equity	536,650	554,049
Noncontrolling interest	—	408
Total stockholders’ equity	536,650	554,457
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,752,922	$1,764,018

1

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales	$170,944	$127,059	$332,503	$233,492
Cost of sales	75,154	51,800	145,974	80,619
Amortization of intangibles	7,737	3,614	16,624	3,801
Gross profit	88,053	71,645	169,905	149,072
Operating expenses:
Research and development expenses	9,939	9,069	22,310	15,597
Selling, general, and administrative expenses	18,069	14,666	39,329	30,202
Acquisition and integration-related expenses	1,027	17,585	2,418	21,527
Restructuring expenses	1,712	—	3,764	—
Intangible asset impairment charges	23,000	—	88,084	—
Total operating expenses	53,747	41,320	155,905	67,326
Operating income	34,306	30,325	14,000	81,746
Other income (loss)
Investment income (loss)	1,021	975	2,048	(135)
Interest expense	(23,333)	(11,772)	(46,327)	(11,832)
Other	(266)	(30)	(263)	(30)
Total other loss	(22,578)	(10,827)	(44,542)	(11,997)
Income (loss) before income tax	11,728	19,498	(30,542)	69,749
Income tax expense (benefit)	3,542	5,958	(9,340)	23,013
Net income (loss)	8,186	13,540	(21,202)	46,736
Less: Net income attributable to noncontrolling interest	14	20	34	35
Net income (loss) attributable to Lannett Company, Inc.	$8,172	$13,520	$(21,236)	$46,701

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$0.22	$0.37	$(0.58)	$1.28
Diluted	$0.22	$0.36	$(0.58)	$1.25

Weighted average common shares outstanding:
Basic	36,810,388	36,388,542	36,754,828	36,349,597
Diluted	37,676,370	37,388,450	36,754,828	37,401,878

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended				Three months ended
	December 31,				December 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	170,944	—		170,944	127,059	—		127,059
Cost of sales	75,154	(404	)(a)	74,750	51,800	(5,760	)(a)	46,040
Amortization of intangibles	7,737	(7,737	)(b)	—	3,614	(3,614	)(b)	—
Gross profit	88,053	8,141		96,194	71,645	9,374		81,019
Operating expenses:
Research and development expenses	9,939	—		9,939	9,069	—		9,069
Selling, general, and administrative expenses	18,069	(1,080	)(c)	16,989	14,666	(3,102	)(c)	11,564
Acquisition and integration-related expenses	1,027	(1,027	)(d)	—	17,585	(17,585	)(d)	—
Restructuring expenses	1,712	(1,712	)(e)	—	—	—		—
Intangible asset impairment charges	23,000	(23,000	)(f)	—	—	—		—
Total operating expenses	53,747	(26,819)		26,928	41,320	(20,687)		20,633
Operating income	34,306	34,960		69,266	30,325	30,061		60,386
Other income (loss):	(22,578)	5,403	(g)	(17,175)	(10,827)	2,663	(g)	(8,164)
Income before income tax	11,728	40,363		52,091	19,498	32,724		52,222
Income tax expense	3,542	13,992	(h)	17,534	5,958	10,826	(h)	16,784
Net income	8,186	26,371		34,557	13,540	21,898		35,438
Less: Net income attributable to noncontrolling interest	14	—		14	20	—		20
Net income attributable to Lannett Company, Inc.	8,172	26,371		34,543	13,520	21,898		35,418

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.22			$0.94	$0.37			$0.97
Diluted	$0.22			$0.92	$0.36			$0.95

Weighted average common shares outstanding:
Basic	36,810,388			36,810,388	36,388,542			36,388,542
Diluted	37,676,370			37,676,370	37,388,450			37,388,450

(a) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI, Inc. and Silarx Pharmaceuticals, Inc.

(c) To exclude separation expenses associated with a former employee and amortization of purchased intangibles related to the acquisition of KUPI

(d) To exclude acquisition and integration-related expenses primarily related to the acquisition of KUPI

(e) To exclude expenses associated with the 2016 Restructuring Plan

(f) To exclude an impairment charge related to a certain intangible asset acquired as part of the KUPI acquisition

(g) To exclude non-cash interest expense primarily associated with debt issuance costs

(h) The tax effect of the pre-tax adjustments included above at applicable tax rates

1

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Six months ended				Six months ended
	December 31,				December 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	332,503	—		332,503	233,492	—		233,492
Cost of sales	145,974	(3,678	)(a)	142,296	80,619	(5,900	)(a)	74,719
Amortization of intangibles	16,624	(16,624	)(b)	—	3,801	(3,801	)(b)	—
Gross profit	169,905	20,302		190,207	149,072	9,701		158,773
Operating expenses:
Research and development expenses	22,310	—		22,310	15,597	—		15,597
Selling, general, and administrative expenses	39,329	(1,445	)(c)	37,884	30,202	(4,754	)(c)	25,448
Acquisition and integration-related expenses	2,418	(2,418	)(d)	—	21,527	(21,527	)(d)	—
Restructuring expenses	3,764	(3,764	)(e)	—	—	—		—
Intangible asset impairment charges	88,084	(88,084	)(f)	—	—	—		—
Total operating expenses	155,905	(95,711)		60,194	67,326	(26,281)		41,045
Operating income	14,000	116,013		130,013	81,746	35,982		117,728
Other income (loss):	(44,542)	10,273	(g)	(34,269)	(11,997)	2,663	(g)	(9,334)
Income (loss) before income tax	(30,542)	126,286		95,744	69,749	38,645		108,394
Income tax expense (benefit)	(9,340)	41,516	(h)	32,176	23,013	12,860	(h)	35,873
Net income (loss)	(21,202)	84,770		63,568	46,736	25,785		72,521
Less: Net income attributable to noncontrolling interest	34	—		34	35	—		35
Net income (loss) attributable to Lannett Company, Inc.	(21,236)	84,770		63,534	46,701	25,785		72,486

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$(0.58)			$1.73	$1.28			$1.99
Diluted	$(0.58)			$1.69	$1.25			$1.94

Weighted average common shares outstanding:
Basic	36,754,828			36,754,828	36,349,597			36,349,597
Diluted	36,754,828			37,630,069	37,401,878			37,401,878

(a) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(c) To exclude separation costs associated with a former employee and amortization of purchased intangibles related to the acquisition of KUPI

(d) To exclude acquisition and integration-related expenses primarily related to the acquisition of KUPI

(e) To exclude expenses associated with the 2016 Restructuring Plan

(f) To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition

(g) To exclude non-cash interest expense primarily associated with debt issuance costs

(h) The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2017 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$675 - $685	—		$675 - $685
Gross margin percentage	51.0% - 52.0%	6%	(a)	57.0% to 58.0%
R&D expense	$46 - $48	—		$46 - $48
SG&A expense	$74 - $76	($2)	(b)	$72 - $74
Integration and Restructuring expense	$10 - $11	($10 - $11)	(c)	—
Impairment charge	$88	($88)	(d)	—
Interest expense	$88 - $89	($19)	(e)	$69 - $70
Effective tax rate	approx. 32%	2%	(f)	approx. 34%
Capital expenditures	$55 - $65			$55 - $65

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment reflects amortization of purchased intangible assets related to the acquisition of KUPI

(c) The adjustment reflects expenses related to the 2016 Restructuring Plan as well as integration-related expenses associated with the acquisition of KUPI

(d) The adjustment reflects an impairment charge related to an intangible asset acquired as part of the KUPI acquisition

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(f) The adjustment refects the impact of tax credits and deductions relative to expected annual pre-tax income

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Six months ended
(in thousands)	December 31,		December 31,
Medical Indication	2016	2015	2016	2015
Antibiotic	$4,792	$2,828	$8,572	$5,556
Anti Psychosis	15,365	730	32,685	3,472
Cardiovascular	11,975	13,082	24,669	21,385
Central Nervous System	10,555	6,077	20,904	6,077
Gallstone	13,425	18,719	26,308	38,691
Gastrointestinal	18,977	8,617	37,029	8,693
Glaucoma	5,311	6,543	11,095	13,365
Migraine	7,863	5,705	15,023	11,247
Muscle Relaxant	3,004	1,393	6,536	3,054
Obesity	960	851	1,795	1,830
Pain Management	7,439	8,074	14,047	16,207
Respiratory	2,957	1,396	5,170	1,396
Thyroid Deficiency	45,431	37,432	85,269	78,534
Urinary	4,693	3,378	9,794	3,593
Other	10,173	9,963	20,519	18,121
Contract Manufacturing	8,024	2,271	13,088	2,271
Total	$170,944	$127,059	$332,503	$233,492